Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 18, 2021 relating to the financial statements of PainReform Ltd. (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network
Tel-Aviv, Israel
August 25, 2023